UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with an increase by the Board of Directors of Arrow Financial Corporation (the “Company”) in the number of directors to serve thereon from 12 to 15 persons, on November 30, 2016, the Board appointed Mark Behan, Elizabeth Miller, and Ray O’Conor to fill the newly created vacancies effective January 1, 2017.

Mr. Behan is the founder and President of Behan Communications, Inc., a public affairs and strategic communications firm with offices in Albany and Glens Falls. He has served as a Director of Glens Falls National Bank and Trust Company, Arrow’s lead subsidiary, since 2015.

Ms. Miller is President and CEO of Miller Mechanical Services, Inc., in Glens Falls and Chair of Doty Machine Works in Fort Edward. She has served on Glens Falls National Bank’s Board of Directors since 2015.

Mr. O’Conor is the current Chairman and former President and CEO of Saratoga National Bank and Trust Company, an Arrow subsidiary. He has served on Saratoga National Bank’s Board of Directors since 1996.

The three new directors will not initially serve on any committees of the Board. There are no arrangements between any of the three new directors and any other person pursuant to which he or she was elected to serve as a director nor has any of these directors had any previous or currently proposed transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The new directors will be compensated in accordance with the Company’s director compensation policy as more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 25, 2016.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.         Description

Exhibit 99         Arrow Financial Corporation Press Release dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date:	December 2, 2016	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer